UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2023

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 8, 2023, Orgenesis Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “2023 Annual Meeting”) at 10:00 a.m. EST in a virtual-only meeting format. As of April 12, 2023, the record date for the 2023 Annual Meeting, there were 27,927,333 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issued and outstanding. A quorum of common stockholders, present virtually in person or by proxy, representing 12,372,849 shares of Common Stock, or approximately 44.30% of the shares entitled to vote, was present at the 2023 Annual Meeting. A description of the material terms of each proposal set forth below were included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2023. The final voting results of the 2023 Annual Meeting are set forth below.

1. Proposal to elect directors to serve until the 2024 Annual Meeting of Stockholders.

The Company’s stockholders elected each of the Company’s six nominees for director to serve a term of one year to expire at the 2024 annual meeting of stockholders or until their respective successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Withheld
Vered Caplan	6,832,043	570,466
Guy Yachin	6,808,030	594,479
David Sidransky	6,951,528	450,981
Yaron Adler	6,716,491	686,018
Ashish Nanda	6,821,625	580,884
Mario Philips	6,834,643	567,866

2. Proposal to approve certain terms of the Second Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) entered into in connection with the Unit Purchase Agreement, dated as of November 4, 2022, by and among the Company, Morgenesis LLC, a subsidiary of the Company (“Morgenesis”), and MM OS Holdings, L.P. (“MM”), which grant certain rights to MM with respect to Morgenesis and the exercise by MM of its rights under the LLC Agreement.

Votes For	Votes Against	Abstain	Broker Non-Votes
7,281,956	26,066	94,487	4,970,340

3. Proposal to ratify the appointment of Kesselman & Kesselman C.P.A.s, a member firm of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Votes For	Votes Against	Abstain	Broker Non-Votes
12,337,196	30,647	5,006	-

4. Proposal to approve by an advisory vote the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
6,588,559	711,739	102,211	4,970,340

5. Proposal to approve by an advisory vote the frequency of holding an advisory vote on compensation of our named executive officers.

Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Abstain	Broker Non-Votes
2,677,642	29,125	4,558,593	137,149	4,970,340

Proposals 1, 2, 3 and 4 received the requisite number of votes and were approved. On June 12, 2023, following the 2023 Annual Meeting, the board of directors of the Company considered the results of the stockholder advisory vote for Proposal 5 on the frequency of holding an advisory vote on the compensation of its named executive officers and determined that it will hold an advisory vote every three years until the next required vote on the frequency of such vote, which will occur no later than the Company’s annual meeting of stockholders in 2029.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: June 13, 2023	By:	/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary